UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 25, 2016

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street Suite 5100 Pittsburgh, Pennsylvania		15219-2706

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment to our Current Report on Form 8-K filed on September 1, 2016 (the “Form 8-K”), is to provide information that was not determined or available at the time of the filing of the Form 8-K with respect to the election of Sagar A. Patel (“Mr. Patel”) to serve as a Director on the Board of Directors (the “Board”) of Kennametal Inc. (the “Company”), effective as of September 1, 2016.

At the meeting of the Company’s Board on October 25, 2016, the Board appointed Mr. Patel to both the Audit Committee and Compensation Committee of the Board, to serve in such capacities until his successor has been chosen and elected or until his earlier resignation or removal.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: October 31, 2016	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and Interim General Counsel